                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statement of U S WEST Communications, Inc. on Form S-3 (File No. 33-62845) of our report dated February 12, 1996, on our audit of the consolidated financial statements and consolidated financial statement schedule of U S WEST Communications, Inc. for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K/A.


/s/ COOPERS & LYBRAND L.L.P.


Denver, Colorado
April 13, 1998

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 1998 on the consolidated financial statements and related financial statement schedule of U S WEST Communications, Inc., as of December 31, 1997 and 1996 and for the years then ended included in this amended Annual Report on Form 10-K/A, into U S WEST Communications, Inc.'s previously filed Registration Statement on Form S-3 (No. 33-62845).


/s/ Arthur Andersen LLP


Denver, Colorado,
April 13, 1998.